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                                                                       EXHIBIT 5

                                BRIGGS AND MORGAN
                            Professional Association
                                 2400 IDS Center
                          Minneapolis, Minnesota 55402
                            Telephone (612) 334-8400

                                  May 15, 2000

WRITER'S DIRECT DIAL                                             WRITER'S E-MAIL
(612) 334-8455                                                 goravr@briggs.com

Founders Food & Firkins Ltd.
5831 Cedar Lake Road
St. Louis Park, Minnesota 55416

Gentlemen:

         Founders Food & Firkins Ltd., a Minnesota corporation (the "Company"), has filed a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with (i) the proposed sale by the Company to R.J. Steichen & Company (the "Underwriter") of 1,000,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, $0.01 par value per share (the "Common Stock"), and one redeemable warrant to purchase one share of the Company's Common Stock (the "Class A Warrants"), and (ii) the proposed sale by the Company to the Underwriter of up to 150,000 additional Units pursuant to the exercise of an overallotment option (collectively, the "Securities").

         We have examined the Registration Statement, the form of underwriting agreement between the Company and the Underwriter (the "Underwriting Agreement"), the Company's Articles of Incorporation, as amended, the Company's By-Laws, the Company's specimen Common Stock certificate, the Company's specimen Class A Warrant certificate, the Company's specimen Unit certificate, corporate proceedings and such other legal documents as we deemed relevant as a basis for the opinion hereinafter expressed.

         Based on the foregoing, it is our opinion that when the Registration Statement is declared effective by order of the Securities and Exchange Commission, and the Securities are issued and sold in accordance with the Registration Statement, the Underwriting Agreement and their terms, the Securities will be legally issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in such Registration Statement.

                                               Very truly yours,

                                               BRIGGS AND MORGAN,
                                               Professional Association


                                               By /s/ Avron L. Gordon
                                                  ----------------------
                                                       Avron L. Gordon